                           CERTIFICATE OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                           WENDY'S INTERNATIONAL, INC.


         Robert L. Barney, Chairman of the Board and Chief Executive Officer, and Lawrence E. Schauf, Secretary, of Wendy's International, Inc., an Ohio corporation for profit with its principal place of business at Dublin, Ohio, do hereby certify that at a meeting of the Board of Directors held pursuant to notice on the 4th day of August, 1988, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio Revised Code:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors of the corporation in accordance with the provisions of Chapter 1701 of the Ohio Revised Code, as amended, and by Article IV of the corporation's Articles of Incorporation, such Article IV is amended to add a new section providing for a series of Voting Preferred Shares and that the designation and authorized number of shares, and the relative rights, preferences and limitations of, such series are as follows:

                  Of the 250,000 preferred shares of the corporation, 150,000 shall constitute a series of Voting Preferred Stock and shall have, subject and in addition to the other provisions of this Article IV, the following relative rights, preferences and limitations.

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Shares" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                  Section 2. Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of Series A Preferred Stock in preference to the holders of shares of Common Stock, without par value per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00, or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September

         2, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6. Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, the greater of 10,000 times $25.00 or 10,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii)

         10,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Preferred Stock and Common Stock, respectively, and holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their rateable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
         (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 25th day of August 1988.


                                          /s/ ROBERT L. BARNEY
                                          -------------------------
                                          Robert L. Barney
                                          Chairman of the Board &
                                             Chief Executive Officer


Attest:


/s/ LAWRENCE E. SCHAUF
-------------------------
Lawrence E. Schauf
Secretary

                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                       TO THE ARTICLES OF INCORPORATION OF
                           WENDY'S INTERNATIONAL, INC.


         Ronald P. Fay, who is President, and John W. Funk, who is Secretary of the above named Ohio corporation for profit with its principal location at Dublin, Ohio do hereby certify the following:

         a meeting of the shareholders was duly called and held on April 30, 1985, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 78.20% of the voting power of the corporation, the following resolution was adopted to amend the articles:

         RESOLVED, that the first paragraph of Article IV of the Amended Articles of Incorporation be, and the same hereby is, amended to read as follows:

         "ARTICLE IV. The authorized number of shares of the corporation is 200,250,000 of which 200,000,000 shares shall be common shares, without par value, and 250,000 shares shall be preferred shares, $1.00 par value."

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 3rd day of May, 1985


                                          /s/ RONALD P. FAY
                                          ------------------------------
                                          Ronald P. Fay
                                          President and Chief
                                          Executive Officer


                                          /s/ JOHN W. FUNK
                                          ------------------------------
                                          John W. Funk, Secretary,
                                          Executive Vice President and
                                          Chief Administrative Officer

                           CERTIFICATE OF AMENDMENT TO

                               AMENDED ARTICLES OF

                           WENDY'S INTERNATIONAL, INC.


         Robert L. Barney, President, and John W. Funk, Secretary, of Wendy's International, Inc., an Ohio corporation, with its principal office located at Dublin, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following Resolutions, was duly called and held on the 29th day of April, 1980, at which meeting a quorum of such shareholders was present in person or by proxy, and that, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, the following Resolutions were adopted:

         RESOLVED, that Article SEVENTH of the Company's Amended Articles of Incorporation be amended to read as follows:

         "SEVENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that unless at least two-thirds (2/3) of the Directors of the corporation shall recommend the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of the corporation, or seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class, shall be required to adopt:

         (1) A proposed amendment to the Amended Articles of Incorporation of the corporation;

         (2) Proposed new Regulations or an amendment of the New Regulations of the corporation;

         (3) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations and requiring shareholder approval;

         (4) A proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;

         (5) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, the assets, with or without the goodwill, of the corporation;

         (6)      A proposed dissolution of the corporation."

         RESOLVED, that Article EIGHTH of the existing Amended Articles of Incorporation of Wendy's International, Inc., an Ohio corporation, be, and said Article hereby is, renumbered and designated Article NINTH.

         RESOLVED, that the following be, and it hereby is, substituted as Article EIGHTH of the Amended Articles of Incorporation of Wendy's International, Inc., an Ohio corporation:

         "EIGHTH: In the event that any person proposes (a) an exchange or tender offer for shares of the corporation, (b) a merger or consolidation of the corporation, or (c) a purchase or acquisition of all or substantially all of the assets of the corporation, the Directors shall, in evaluating what is in the best interests of the corporation, consider the following:

         -  the fairness of the price or financial terms of the proposal;

         - the effect upon employees, franchisees, customers and suppliers of the corporation;

         - the relationship of the proposal to the value of the corporation in a transaction of a similar type resulting from free negotiations;

         - such other factors, whether legal, economic, or social, as the Directors determine to be relevant."


         IN WITNESS WHEREOF, said Robert L. Barney, President, and John W. Funk, Secretary, of Wendy's International, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of the corporation to be affixed this 1st day of May, 1980.


                                          /s/ ROBERT L. BARNEY
                                          ------------------------------
                                          Robert L. Barney, President


                                          /s/ JOHN W. FUNK
                                          ------------------------------
                                          John W. Funk, Secretary

                           CERTIFICATE OF AMENDMENT TO

                               AMENDED ARTICLES OF

                           WENDY'S INTERNATIONAL, INC.


         Robert L. Barney, President, and John W. Funk, Secretary, of Wendy's International, Inc., an Ohio corporation, with its principal office located at Dublin, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following Resolution, was duly called and held on the 24th day of April, 1979, at which meeting a quorum of such shareholders was present in person or by proxy, and that, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, the following Resolution was adopted:

         RESOLVED, that the first paragraph of ARTICLE FOURTH of the Amended Articles of Incorporation be, and the same hereby is, amended to read as follows:

                  "FOURTH: The authorized number of shares of the corporation is 40,250,000, of which 40,000,000 shares shall be common shares, without par value, and 250,000 shares shall be preferred shares, $1.00 par value."

         IN WITNESS WHEREOF, said Robert L. Barney, President, and John W. Funk, Secretary, of Wendy's International, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of the corporation to be affixed this 24th day of April, 1979.


                                          /s/ ROBERT L. BARNEY
                                          ------------------------------
                                          Robert L. Barney, President


                                          /s/ JOHN W. FUNK
                                          ------------------------------
                                          John W. Funk, Secretary

                                                                         ANNEX 1


                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                           WENDY'S INTERNATIONAL, INC.


         FIRST:            The name of the corporation shall be Wendy's
                           International, Inc.

         SECOND: The place in Ohio where the principal office of the corporation is to be located is the Village of Dublin, Franklin County, Ohio.

         THIRD: The purpose or purposes for which corporation is formed are:

                  1. To develop, own, operate and manage business enterprises of every nature and kind (including, without limitation, enterprises engaged in food sales and related services) and to own and license others to use tradenames, trademarks, patents and similar rights.

                  2. To provide management, consulting and advising services to business.

                  3. To do any and all things related to the foregoing and to engage in any other lawful act or activity for which corporation may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH:           The authorized number of shares of the corporation is
                  20,250,000 of which 20,000,000 shares shall be common shares, without par value, and 250,000 shares shall be preferred shares, $1.00 par value.

                           Each share, regardless of class, shall entitle the
                  holder thereof to one vote.

                           The directors of the corporation may adopt amendments
                  to the Articles in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

         FIFTH:            No shareholder of the corporation shall have, as a
                  matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or thereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

         SIXTH:            The corporation by its directors may purchase,
                  redeem, hold, sell, transfer and otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of the corporation.

         SEVENTH:          Notwithstanding any provision of the Ohio Revised
                  Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise a greater proportion of the voting power of the corporation, or of any class or classes or shares thereof, any action may, to the extent permitted by Law, be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation, or of such class or classes.

         EIGHTH:           These Amended Articles supersede and take the place
                  of the existing Amended Articles of Incorporation.

                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                       TO THE ARTICLES OF INCORPORATION OF

                           WENDY'S INTERNATIONAL, INC.
 ------------------------------------------------------------------------------
                              (NAME OF CORPORATION)

                                                ( ) Chairman of the Board
    Ronald P. Fay      , who is                 (X) President
-----------------------                         ( ) Vice President

and     John W. Funk   , who is                 (X) Secretary
   --------------------                         ( ) Assistant Secretary

of the above named Ohio corporation for profit with its principal location at _________________, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)\

         -----
                     a meeting of the shareholders was duly called and held on
         -----       __________________, ________, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ________% of the voting power of the corporation, in a writing signed by all of the shareholders who would be
         -----
               entitled to a notice of a meeting held for that purpose,
         -----

the following resolution was adopted to amend the articles:

         RESOLVED, that the first paragraph of Article IV of the Amended Articles of Incorporation be, and the same hereby is, amended to read as follows:

         "ARTICLE IV. The authorized number of shares of the corporation is 100,250,000, of which 100,000,000 shares shall be common shares, without par value, and 250,000 shares shall be preferred shares, $1.00 par value."



         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this ________ day of __________, 19_____.


                                            ---------------------------------
                                            (President)

                                            ---------------------------------
                                            (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate Signatures are required, even if this necessitates the election of a second Officer before filing can be made.

================================================================================

                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                       TO THE ARTICLES OF INCORPORATION OF

                           WENDY'S INTERNATIONAL, INC.
 ------------------------------------------------------------------------------
                              (NAME OF CORPORATION)


                                                ( ) Chairman of the Board
    John W. Funk            , who is            (X) President
----------------------------                    ( ) Vice President

and     R. Michael Kennedy  , who is            (X) Secretary
   -------------------------                    ( ) Assistant Secretary

of the above named Ohio corporation for profit with its principal location at _________________________, Ohio do hereby certify that: (check the appropriate box, complete the appropriate statements)

         XX a meeting of the shareholders was duly called and held on _______________, 19____, at which meeting a quorum of the affirmative vote present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise __________% of the voting power of the corporation,

================================================================================